As filed with the Securities and Exchange Commission on March 2, 1998. Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________

SHELDAHL, INC.
(Exact name of registrant as specified in its charter)

	Minnesota	                                         41-0758073
	(State or other jurisdiction of	                 (I.R.S. Employer
	incorporation or organization)	                 Identification No.)

1150 Sheldahl Road
Northfield, Minnesota 55057
(Address of Principal Executive Offices and zip code)
____________________________

SHELDAHL, INC.
1994 STOCK PLAN
(Full title of the Plan)
____________________________
Copy to:
James E. Donaghy						                       Charles P. Moorse
Chief Executive Officer					                 Kristin L. Johnson
1150 Sheldahl Road      				                 Lindquist & Vennum P.L.L.P.
Northfield, Minnesota 55057				              4200 IDS Center
(507) 663-8000						                         Minneapolis, MN 55402
(Name, address and telephone				             (612) 371-3211
 number, including area code,
 of agent for service)


CALCULATION OF REGISTRATION FEE

                                		Proposed	        Proposed
Title of	                        	Maximum         	Maximum
Securities        	Amount	       Offering	        Aggregate	    Amount of
to be	             to be	          Price	          Offering	  Registration
Registered	      Registered	     Per Share(1)	     Price(1)	       Fee

Common Stock,	   200,000 shares(2)	 $15.375	      $3,075,000	      $908
$.25 par value,
to be issued pursuant
to Sheldahl, Inc.
1994 Stock Plan

(1)	Estimated solely for the purpose of determining the
registration fee pursuant to Rule 457(c) and (h) and
based upon the average of the high and low prices of
the Companys Common Stock on the Nasdaq National
Market on February 25, 1998.
(2)	600,000 shares were registered on Form S-8 (File No.
33-58549) on April 12, 1995, 400,000 shares were
registered on September 24, 1997 (File No. 333-36267) and 200,000 shares are being registered herewith.

INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

A Registration Statement on Form S-8 (File No. 33-58549) was filed with the Securities and Exchange Commission (ASEC@) on April 12, 1995 covering the registration of 600,000 shares initially authorized for issuance under the Companys 1994 Stock Plan (the Plan). A Registration Statement on Form S-8 ( File No. 333-36267) was filed with the SEC on September 24, 1997 covering the registration of an additional 400,000 shares. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 200,000 shares authorized under the Plan. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 200,000 was authorized by the Companys Board of Directors on August 19, 1997 and such amendment was approved by the Companys shareholders on January 14, 1998. This Registration Statement should also be considered a post-effective amendment to the prior Registration Statements. The contents of the prior Registration Statements are incorporated herein by reference.

PART I

Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference herein:

(a)	The Annual Report of the Company on Form 10-K for the fiscal year ended August 29, 1997, as amended by Amendment No. 1 on Form 10-K/A filed January 16,1998.

(b)	The Definitive Proxy Statement dated December 5, 1997 for the 1998
Annual Meeting of Shareholders held January 14, 1998.

(c)	The Quarterly Reports of the Company on Form 10-Q for the quarter ended November 28, 1997.

(d)	The description of the Company's Common Stock as set forth in the
Companys Form S-3 Registration Statement filed October 12, 1995
(Registration No. 33-63373), including the supplemental description on Form 8-A filed with the Commission on June 21, 1996 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Gerald E. Magnuson, Secretary of the Company, is Of Counsel with Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.  Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(1)	Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

(2)	Acted in good faith;

(3)	Received no improper personal benefit and section 302A.255 (Director
Conflicts of Interest), if applicable, has been satisfied;

(4)	In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

(5)	In the case of acts or omissions occurring in the official  capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the persons acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit

4.1	Sheldahl, Inc. 1994 Stock Plan, as amended

5.1	Opinion and Consent of Lindquist & Vennum P.L.L.P.

23.1	Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2	Consent of Arthur Andersen LLP, independent public accountants

24.1	Power of Attorney (set forth on the signature page hereof)


Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Minnesota, on February 27, 1998.

SHELDAHL, INC.


By	/s/ James E. Donaghy
James E. Donaghy, Chief Executive Officer


By	/s/ Edward L. Lundstrom
Edward L. Lundstrom, President

POWER OF ATTORNEY

The undersigned officers and directors of Sheldahl, Inc. hereby constitute and appoint James E. Donaghy and Gerald E. Magnuson, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on February 27, 1998 in the capacities indicated.

Signature

/s/ James S. Womack
James S. Womack, Chairman of the Board

/s/ James E. Donaghy
James E. Donaghy,
Chief Executive Officer (Principal
Executive Officer) and Director

/s/ Edward L. Lundstrom
Edward L. Lundstrom, President

/s/ John V. McManus
John V. McManus, Vice
President - Finance
(Principal Financial and
Accounting Officer)

/s/ Kenneth J. Roering
Kenneth J. Roering, Director

/s/ William B. Miller
William B. Miller, Director

/s/ Gerald E. Magnuson
Gerald E. Magnuson, Director

/s/ John G. Kassakian
John G. Kassakian, Director

/s/ Beekman Winthrop
Beekman Winthrop, Director